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                                                                    EXHIBIT 1.3


                                     FORM OF
                          EQUITY DISTRIBUTION AGREEMENT

[date]

[Name and Address of Manager]

Ladies and Gentlemen:

Lucent Technologies Inc. (the "Company"), confirms its agreement with _____________________ (the "Manager"), as follows:

         SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, up to _________________ shares (the "Shares") of the Company's common stock, par value $0. 01 per share (the "Common Stock"), on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a "Terms Agreement") in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Manager that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"). A registration statement on Form S-3 (Registration No. 333-_____) with respect to the Shares, including a form of prospectus and such amendments or supplements to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, has been filed with the Securities and Exchange Commission (the "Commission"), and has become effective and incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement"), including the prospectus included in the registration statement referred to above and the documents incorporated by reference therein, setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. No stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto has been issued and served on the Company, and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available or delivered to the Manager. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on __________, an indeterminate number of shares of the Common Stock having an aggregate initial offering price not exceeding $____________ were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement;

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Filing Date (as defined below), did or will in all material respects comply with all applicable provisions of the Act and the Exchange Act. Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;


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         (c)      The documents which are incorporated by reference in the
Registration Statement or the Prospectus, or any amendment or supplement thereto, or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they became or become effective under the Act or when they were or are filed with the Commission, conform in all material respects with the requirements of the Act or the Exchange Act, as applicable;

         (d) The Company and each of its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X under the Act (each a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Significant Subsidiaries has the corporate power and authority to conduct its business as described in the Prospectus. The Company and each of its Significant Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Significant Subsidiaries taken as a whole (a "Material Adverse Effect"). All of the outstanding shares of the capital stock of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Significant Subsidiary, to the extent and as is described in the Prospectus, free and clear of all liens, encumbrances and claims whatsoever;

         (e) The accountants who have opined or shall opine on the annual financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder. The financial statements of the Company, together with the related notes thereto, which are incorporated by reference into the Registration Statement and any Final Prospectus, present fairly in all material respects the financial position and the results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act;

         (f) All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares to be issued and sold by the Company pursuant to this Agreement and any Terms Agreement have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and are not subject to any preemptive right, resale right, right of first refusal or similar right; and the holders of the Shares will not be subject to personal liability by reason of being such holders. Except as set forth in the Prospectus and except for such amounts that could not have a Material Adverse Effect, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible or exchangeable into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Significant Subsidiary or any such warrants, convertible or exchangeable securities or obligations;

         (g) Subsequent to the respective dates as of which information is given in the Prospectus, except as set forth in or contemplated by the Prospectus, (i) there has not been any material change in the capitalization of the Company or any other change which would have a Material Adverse Effect, (ii) neither the Company nor any of its Significant Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than (x) pursuant to this Agreement and the transactions referred to herein, (y) pursuant to other distribution agreements or agreements of a similar nature permitted pursuant to Section 12 of this Agreement or (z) in the ordinary course of business and (iii) except for dividends on shares of its capital stock, if and when declared, neither the Company nor any of its Significant Subsidiaries has paid or declared any dividends or other distributions of any kind on any class of their respective classes of capital stock;

         (h) Except as set forth in the Prospectus, there are no actions, suits or proceedings, including material labor disputes, pending or threatened in writing against the Company or any of its Significant Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect;


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         (i)      The Company and each of its Significant Subsidiaries has (i)
all governmental licenses, permits, consents, orders, approvals and other authorizations, and has made all governmental or regulatory filings, as are necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not in breach of or default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which might result in a Material Adverse Effect and no event has occurred which with notice, lapse of time or both would result in such breach or default. Neither the Company nor any of its Significant Subsidiaries is in violation of any provision of its charter or by-laws;

         (j) The Company has full corporate power and authority to enter into this Agreement and will have, at the time of execution thereof, full corporate power and authority to enter into any Terms Agreement. This Agreement has been and any Terms Agreement will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and constitutes and, in the case of any Terms Agreement will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Terms Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Significant Subsidiaries, any agreement to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business of the Company or any of its Significant Subsidiaries the effect of any of which might have a Material Adverse Effect;

         (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or any national, state or local governmental agency, regulatory commission, board, authority or body is required in connection with the (i) authorization, issuance, sale or delivery of the Shares by the Company, (ii) the execution, delivery and performance of this Agreement and any Terms Agreement by the Company or (iii) the taking by the Company of any other action contemplated hereby, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the New York Stock Exchange (the "NYSE") in connection with the offer by sale through the Manager of the Shares;

         (l) The Company is not, and if operated in the manner described in the Prospectus and after giving effect to the offering and sale of the Shares, it will not be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person", or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (m) Neither the Company nor any of its directors or officers has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (n) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or the offering of the Shares, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof;

         (o) The Company is not, and if operated in the manner described in the Prospectus, will not be a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act;

         (p) The Common Stock is an "actively-traded security" excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

         (q) Except as contemplated by Section 3 of this Agreement, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated for the Shares; and


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         (r)      The Company has not entered into any other sales agency
agreements or other similar arrangements with any agent or other representative in respect of the Shares covered by this Agreement.

         SECTION 3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable best efforts to sell, as sales agent for the Company, the Shares on the following terms:

                  (i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of Shares to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable best efforts to sell all of the designated Shares. The gross proceeds from sales of any Shares sold under this Section 3(a) shall be based on the market price for shares of the Company's Common Stock sold by the Manager under this
         Section 3(a) on the NYSE at the time of such sale and the number of Shares sold by the Manager.

                  (ii) Notwithstanding the foregoing, the Company may, at any time and from time to time, instruct the Manager by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable best efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company's Common Stock Committee of the Board of Directors and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Written notice of reactivation will be required after any such written notice of suspension before the Manager will accept telephone instructions to resume the sale of Shares on a reasonable best efforts basis.

                  (iii) The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (a) by means of ordinary brokers' transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as "At the Market Offerings") and (b) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute the sale of a "block" under Rule 10b-18(a)(14) under the Exchange Act or a "distribution" within the meaning of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an "underwriter" under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager's request and upon reasonable advance notice to the Company, on or prior to the Settlement Date, the opinions of counsel, accountants' letters and officer's certificate pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated the Settlement Date. The Manager hereby covenants and agrees that it shall not engage in a sale of Shares on the Company's behalf that would constitute the sale of a "block" or a "distribution", each as described above, without the Company's prior written consent.

                  (iv) The compensation to the Manager for sales of Shares, as an agent of the Company, shall be _____% of the gross sales price of the Shares sold pursuant to this Section 3(a), and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

                  (v) The Manager shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Section 3(a) setting forth the number of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager and any other fees deducted with respect to such sales.


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                  (vi)     Settlement for sales of Shares pursuant to this
         Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of Shares to the Manager's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall
         (a) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager fails to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Manager shall pay the Company interest on the amount of the proceeds to which the Company is entitled based on the effective overnight Federal Funds Rate (as defined below) plus twenty-five basis points until such proceeds plus interest are paid. For purposes of this Agreement, "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a business day, the average quotations, for the day, of such transactions received by the Manager from three Federal funds brokers of recognized standing selected by it.

                  (vii) At each Settlement Date and Filing Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. The Company covenants and agrees with the Manager that, on or prior to each Filing Date following the end of such fiscal quarter in which sales of Shares were made by the Manager pursuant to this Section 3(a), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Manager as agent pursuant to this Section 3(a) in At the Market Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of Shares pursuant to this Section 3(a) and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such Exchange. For purposes of this Agreement, a "Filing Date" shall mean (a) with respect to each of the Company's first three fiscal quarters, the date on which the Company shall be obligated to file a quarterly report on Form 10-Q in respect of such quarter and (b) with respect to the Company's fourth fiscal quarter, the date which is ninety (90) days after the date on which the Company shall be obligated to file a quarterly report on Form 10-Q in respect of the third fiscal quarter of such year (or, if such date is not a business day, on the first business day following such date). Any obligation of the Manager to use its reasonable best efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         (b) If the Company wishes to issue and sell Shares other than as set forth in Section 3(a) of this Agreement (each, a "Placement"), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

         (c) Under no circumstances shall the number of Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

         (d) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

         (e) Each sale of Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto,


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the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
Section 5 of this Agreement and any other information or documents required by the Manager.

         (f) The Manager agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with (i) all applicable securities laws, regulations, rules and ordinances of any jurisdiction in which the Shares may be offered, sold or delivered and (ii) all applicable regulations and rules of the NYSE (or any other stock exchange with which the Common Stock may be listed or admitted to trading) on which such transactions are executed.

         SECTION 4. Covenants of the Company. The Company agrees with the
Manager:

         (a) From the time solicitation regarding sale of the Shares is begun until all of the Shares have been sold, to advise the Manager promptly of any proposal to amend or supplement the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement (including a prospectus filed pursuant to Rule 424(b) of the Regulations under the Act that differs from the Prospectus relating to the Shares first filed pursuant to such Rule 424(b) but excepting post-effective amendments, supplements, and stickers relating solely to (1) pricing, if any,
(2) incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Shares or (3) the filing of other distribution agreements entered into by the Company); to afford the Manager a reasonable opportunity to comment on any such proposed post-effective amendment, sticker or supplement; to advise the Manager of the filing with the Commission of any such post-effective amendment, sticker or supplement unless a copy thereof has been submitted to the Manager a reasonable period of time before the filing; and to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares and to advise the Manager of any such filing;

         (b) To promptly advise the Manager of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

         (c) To make available to the Manager, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Manager, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Manager may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Manager will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act; the Company shall be deemed to have complied with this Section 6(c) upon filing of all documents required under this Section with the Commission via EDGAR, provided the Company shall furnish the Manager with a copy of all documents required under this Section not previously furnished prior to filing such documents with the Commission and provided further that the Company shall promptly notify the Manager of (x) any such filing that is not timely made with the Commission and
(y) any filing by the Company of a Form 12b-25;

         (d) To promptly notify the Manager to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Shares, to furnish the Manager with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company's own expense to the Manager, copies in such quantities and at such locations as the Manager may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so delivered, be misleading, or (iii) comply with applicable securities laws; the Company shall be deemed to have complied with this Section 4(d) upon filing of all documents required under this Section with the Commission via EDGAR, provided the Company shall furnish the Manager with a copy of all documents required under this Section not previously furnished prior to filing such documents with the Commission and provided further that the Company shall promptly notify the Manager of (x) any such filing that is not timely made with the Commission and (y) any filing by the Company of a Form 12b-25;

         (e) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose;

         (f) To furnish to the Manager any of the following items that are not filed with the Commission via EDGAR: (i) copies of any reports or other communications which the Company shall send directly to its stockholders (except with respect to information on the Company's website), and (ii) copies of any financial statements or reports filed with any national securities exchange on which any class of securities of the Company is listed, in each case as soon as such reports, communications, documents or information becomes available; provided that the Company shall promptly notify the Manager of (x) any required filing that is not timely made with the Commission and (y) any filing by the Company of a Form 12b-25;

         (g) To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) and Rule 158 of the Act) covering a period of twelve months beginning after the end of the fiscal quarter of the Company in which occurred the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

         (h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each Prospectus Supplement, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares,
(iii) any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD (including the reasonable legal fees and other reasonable disbursements of counsel for the Manager in connection with any such filing) and (vii) the reasonable fees and disbursements of the Company's counsel and accountants. The Manager will pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel;

         (i) To apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus;

         (j) Not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales through the Manager pursuant to this Agreement or to the Manager pursuant to any Terms Agreement,
(ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) shares and/or options granted pursuant to employee benefit plans and shares of Common Stock issuable upon the exercise of such outstanding options during the period from the date of this Agreement through the final Filing Date for the sale of Shares pursuant to Section 3(a) of this Agreement,
(iv) issuances of shares in privately negotiated transactions exempt from registration pursuant to Section 3(a)(9) of the Act, (v) issuances and sales of shares in private transactions exempt from registration under the Act, (vi) issuances of shares to a trust or trusts for the benefit of certain of the labor unions covering the Company's employees, (vii) issuances of shares pursuant to
Section 3(a)(10) of the Act, and (viii) the exercise or conversion of any security which can be converted for Common Stock, without giving the Manager at least three business days' prior notice as provided in Section 3(a)(ii) requiring the Manager to suspend activity under this program;

         (k) Prior to commencement of the offering of Shares under this Agreement, to ensure that the Shares will be authorized for listing, subject to official notice of issuance, on the NYSE;

         (l) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a)(vii) of this Agreement or (B) the Registration Statement or Prospectus is amended or supplemented in order to describe an offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

         (m) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (A) a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a)(vii) of this Agreement or (B) the Registration Statement or Prospectus is amended or supplemented in order to describe an offering of securities other than the Shares), or (ii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of counsel to the Company ("Company Counsel") satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions set forth in Annex II of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

         (n) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (A) a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a)(vii) of this Agreement or (B) the Registration Statement or Prospectus is amended or supplemented in order to describe an offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of the general counsel of the Company ("General Counsel"), dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions set forth in Annex III of this Agreement (and, to the extent required in Section 5(f) of this Agreement, as set in forth in Annex II of this Agreement), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

         (o) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) Shares are delivered to the Manager pursuant to a Terms Agreement, or (iii) the Company shall file an annual report on Form 10-K, to cause the Accountants, or other independent accountants reasonably satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter;

         (p) That it consents to the Manager trading in the Company's Common Stock for the Manager's own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or pursuant to a Terms Agreement;

         (q) If to the knowledge of the Company, any condition set forth in clause (a), (b), (c), (d), (e), (f), (h) or (i) of Section 5 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares;

         (r) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares;

         (s) To disclose, as required by the Exchange Act, in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K, the information with respect to sales of Shares pursuant to this Agreement;

         (t) That each acceptance by the Company of an offer to purchase Shares hereunder through the Manager as sales agent, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares); and

         (u) To furnish to the Manager during the term of this Agreement such other information as the Manager may reasonably request regarding the Company and its Significant Subsidiaries necessary for the Manager to confirm information included in the Prospectus, in any Prospectus Supplement in which the Manager is named and in the Registration Statement, provided the Manager and its counsel reasonably believe such information to be necessary in order for the Manager to satisfy its diligence obligations and such information is not otherwise publicly available or obtainable by the Manager without incurring undue expense.

         SECTION 5. Conditions of Manager's Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(l) of this Agreement, the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and
(iii) to the following additional conditions precedent:

         (a) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business or condition of the Company and its Significant Subsidiaries, taken as a whole, shall have occurred.

         (c) The Company shall furnish to the Manager, at every date specified in Section 4(m) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, stating those opinions set forth in Annex II of this Agreement. In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to the Manager) of other counsel acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States, the State of Delaware and the State of New York, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Manager are justified in relying on such opinions of other counsel.

         (d) At the dates specified in Section 4(o) of this Agreement, the Manager shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.

         (e) The Company will deliver to the Manager a certificate of the Company, (i) dated as of and delivered on each Filing Date and (ii) dated as of and delivered on the Time of Delivery pursuant to any Terms Agreement (each, a "Certificate Date"), of one of its executive officers or other individual who has been delegated authority by such executive officer to act in the officer's capacity certifying on behalf of the Company that to the best of his or her knowledge (A) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (B) the Company has performed such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (C) the conditions set forth in paragraphs (a) and (b) of Section 5 have been met.

         In addition, on each Certificate Date, the certificate shall also state that the Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

         (f)      The Manager shall have received, at every date specified in
Section 4(n) of this Agreement, the favorable opinion of the General Counsel or such other in-house counsel reasonably satisfactory to the Manager, dated as of such date, and in form and substance reasonably satisfactory to the Manager, stating those opinions set forth in Annex III of this Agreement; provided, however, that, on any date that (x) the General Counsel is required to deliver an opinion pursuant to Section 4(n) of this Agreement and (y) the Company Counsel is not required to deliver an opinion pursuant to Section 4(m) of this Agreement, the opinion to be provided by the General Counsel on such date pursuant to this Section 5(f) shall also include the opinions set forth in paragraphs (2) through (9) of Annex II of this Agreement.

         In rendering the foregoing opinion, counsel may rely, to the extent it deems such reliance proper, on the opinions (in form and substance satisfactory to the Manager) of other counsel acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States and the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Manager are justified in relying on such opinions of other counsel.

         (g)      The Manager shall have received, at every date specified in
Section 4(n) of this Agreement, the favorable opinion of counsel to the Manager, dated as of such date, and in form and substance satisfactory to the Manager; provided, however, that such opinion may be limited to the matters specified in paragraphs (1), (2), (3), (6), (7), (8) and (10) of Annex II to this Agreement.

         (h) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

         (i) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

         SECTION 6.  Indemnification and Contribution.

         (a) The Company agrees to indemnify, defend and hold harmless the Manager, its directors and officers, and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that any such indemnity with respect to such Registration Statement or Prospectus shall not inure to the benefit of the Manager (or of any person controlling the Manager) on account of any losses, liabilities, claims or damages arising from the sale of Shares to any person if any amendments or supplements to such Registration Statement or Prospectus shall have been furnished to the Manager on a timely basis to permit the Manager to send or give to such person, with or prior to the written confirmation of such sale, a copy of such amended or supplemented Prospectus, except the documents incorporated by reference therein, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such losses, liabilities, claims or damages was corrected in such amended or supplemented Prospectus (including the documents incorporated by reference therein).

         If any action, suit or proceeding (together, a "Proceeding") is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraphs, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days' prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

         (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Manager from the sale of Shares on behalf of the Company or as principal. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

        (d) The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which in the aggregate all of the Shares sold by the Manager under this Agreement exceeds the amount of any damage which the Manager has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e)      The indemnity and contribution agreements contained in this
Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto or any Terms Agreement, and the agreements of the Manager contained in Section 6 of this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

         SECTION 8. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(g) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

         (b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 4(h), Section 6 and
Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

         (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 4(h), Section 6 and Section 7 shall remain in full force and effect.

         (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

         (e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Significant Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Delivery, trading in securities on the NYSE or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the NYSE or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Manager's judgment, to make it impracticable to market the Shares. If the Manager elects to terminate its obligations pursuant to this Section 8(e), the Company shall be notified promptly in writing.

         SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent ----------------------------------, with a copy for information purposes to __________________________________________; if to the
Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 600 Mountain Avenue, Murray Hill, NJ 07974, Attention: _______________________________________________. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.

         SECTION 10. Parties. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of the Manager and the Company and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

         SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

         SECTION 12. Additional Sales Agents and/or Principals. Notwithstanding any provision in this Agreement to the contrary, the Manager acknowledges and agrees that the Company may, without penalty or recourse under this Agreement, enter into separate agreements with one or more nationally prominent investment banks whereby each such investment bank shall act as a sales agent and/or principal for the issuance and sale of shares of the Company's securities.

         SECTION 13. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         SECTION 14. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         SECTION 15. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

         SECTION 16. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

         SECTION 17. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement and any Terms Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement and any Terms Agreement. The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         SECTION 18. Miscellaneous. The Manager, an indirect, wholly owned subsidiary of ________________, is not a bank and is separate from any affiliated bank. Because the Manager is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

A lending affiliate of the Manager may have lending relationships with issuers of securities underwritten or privately placed by the Manager. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of the Manager. If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

                                             LUCENT TECHNOLOGIES INC.


                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

ACCEPTED as of the date
first above written

[NAME OF MANAGER]




By: _______________________________
    Name:
    Title:

                                   ANNEX I

                            LUCENT TECHNOLOGIES INC.

                                  COMMON STOCK

                                 TERMS AGREEMENT

                                  ______, 20 __

[name and address of manager]

Dear Sirs:

Lucent Technologies Inc. (the "Company") proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated ________________ (the "Equity Distribution Agreement"), between the Company and
________________, to issue and sell to ______________ the securities specified in the Schedule hereto (the "Purchased Securities") [, and solely for the purpose of covering over-allotments, to grant to ____________________ the option to purchase the additional securities specified in the Schedule hereto (the "Additional Securities")]*.

[________________ shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by _______________ to the Company for the Purchased Securities. This option may be exercised by __________ at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the "Option Closing Date"; provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. ]*

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by ____________, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]*, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to you is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to ___________________ and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                            [Signatures on next page]

*   Include only if _____________ has an over-allotment option.

                                             LUCENT TECHNOLOGIES INC.

                                             By:
                                                -------------------------------
                                                 Name:
                                                 Title:



ACCEPTED as of the date
first above written

]

By:
   -------------------------------

Name:
Title:

                               SCHEDULE TO ANNEX I


Title of Purchased Securities [and Additional Securities]*:
Common Stock, par value $.01 per share

NUMBER OF SHARES OF PURCHASED SECURITIES:

[Number of Shares of Additional Securities:]*

[Price to Public:]

PURCHASE PRICE BY _______________________

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of Shares to the Manager's account at the Depository Trust Company in return for payment of the purchase price.

TIME OF DELIVERY:

CLOSING LOCATION:

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1) The opinion referred to in Section 4(m).

(2) The opinion referred to in Section 4(n).

(3) The accountants' letter referred to in Section 4(o).

(4) The officers' certificate referred to in Section 4(l).

(5) Such other documents as the Manager shall reasonably request.

* Include only if ______________ has an over-allotment option.

                                    ANNEX II

              OPINIONS TO BE DELIVERED IN COMPANY COUNSEL OPINIONS

(1) Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

(2) The Shares conform in all material respects to the description thereof contained in the Registration Statement and Prospectus. The Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The Shares have been duly authorized for listing, subject to official notice of issuance, on the New York State Exchange. Holders of outstanding shares of Common Stock of the Company are not entitled to preemptive rights in connection with the issuance of the Shares;

(3) This Agreement has been duly authorized, executed and delivered by the Company;

(4) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated by this Agreement except, (i) such as may have been obtained or made prior to the date of such opinion and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution by the Manager of the Shares;

(5) None of the issue and sale of the Shares, the consummation of any other of the transactions contemplated by this Agreement or the performance of the terms of this Agreement (i) will conflict with, result in a breach of, or constitute a default under the Amended and Restated Certificate of Incorporation or By-Laws of the Company; or (ii) will contravene any law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware;

(6) The Registration Statement became effective upon the Act on _________________, and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(7) The Registration Statement and the Prospectus (including any documents incorporated by reference into the Registration Statement and the Prospectus, at the time they became effective or were filed, as amended) comply (or complied) in all material respects as to form with the requirements of the Act or the Exchange Act, as applicable (except that such counsel expresses no opinion as to financial statements and related schedules and any other statistical, accounting and financial data contained in the Registration Statement or the Prospectus, or incorporated by reference therein);

(8) The statements contained in the Registration Statement and the Prospectus under the captions "Description of Capital Stock", insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information purported to be described therein;

(9) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

(10) Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement, the limitations inherent in the role of outside counsel are such that such counsel cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Prospectus and the Prospectus Supplement, except insofar as such statements relate to such counsel and except to the extent set forth in subparagraph (8). Subject to the foregoing, such counsel advises the Manager that its work in connection with this matter did not disclose any information that gave it reason to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, the Prospectus or the Prospectus Supplement, as of the date of such opinion (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an Exhibit to the Registration Statement, as to which such counsel expresses no view), was not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or the Prospectus Supplement, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel expresses no view).

                                    ANNEX III

              OPINIONS TO BE DELIVERED IN GENERAL COUNSEL OPINIONS

1. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

2. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its business requires such qualification, other than jurisdictions in which the failure so to qualify could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

3. (a) Based solely on certificates from the Secretary of State or comparable state or local officials of its respective jurisdiction of organization, each of the United States Significant Subsidiaries, as identified on Exhibit A, is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Each United States Significant Subsidiary has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

4. Each United States Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its business requires such qualification, other than jurisdictions in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each United States Significant Subsidiary owned by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those identified in either the Prospectus or the documents incorporated therein by reference or which could not be expected to have a Material Adverse Effect.

5. Holders of outstanding shares of Common Stock of the Company are not entitled to any non-statutory preemptive rights in connection with the issuance of the Shares.

6. To my knowledge, there (a) is no commitment or arrangement to issue, and (b) are no outstanding options, warrants, or other rights calling for the issuance of any share of capital stock of the Company or any United States Significant Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company, except (x) as described in the Registration Statement or the Prospectus, (y) such which could not have a Material Adverse Effect, and (z) options for shares of capital stock of the Company, restricted stock awards, or any other awards granted to employees, officers, or directors of the Company or any subsidiary of the Company.

7. None of the issue and sale of the Shares, the consummation of any other transactions contemplated by the Distribution Agreement and any applicable Terms Agreement, upon execution and delivery of such Terms Agreement, or the performance of the terms of the Distribution Agreement, and any applicable Terms Agreement, upon execution and delivery of such Terms Agreement, will conflict with, result in a breach of, or constitute a default under, the terms of any material agreement or other material instrument to which the Company or any of its United States Significant Subsidiaries is a party or bound or will contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any United States Significant Subsidiary, other than those which could not be expected to have a Material Adverse Effect.

8. I do not know of any legal or governmental proceedings, pending or threatened, which (a) are required to have been disclosed as of the date hereof by the Company pursuant to the disclosure standards of Item 103 of Regulation S-K under the Securities Act, which have not been disclosed as of the date hereof by the Company in substantial conformance with such disclosure standards or (b) seek to challenge the legality or enforceability of the Distribution Agreement.

9. The statements contained in "Item 3. Legal Proceedings" of the Company's annual report on Form 10-K for the fiscal year ended September 30, 20__, filed on ________________, as updated in the Company's quarterly report for the quarterly period ended [complete as appropriate][, and the Current Reports on Form 8-K filed by the Company], in each case insofar as they constitute summaries of legal matters, fairly summarize the matters referred to therein.

I have not myself checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to the statements contained in the Registration Statement and the Prospectus, but I or attorneys under my supervision have generally reviewed and discussed with certain officers and employees of the Company the information furnished, whether or not subject to check and verification by me or attorneys under my supervision. Based on such considerations, review and discussion, but without independent check or verification, except as stated, and except as to financial statements, pro forma financial statements, schedules, and other statistical, accounting, or financial data contained or incorporated by reference therein, the information under the caption "Ratio of Earnings to Fixed Charges," and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which I am not called upon to express an opinion or belief or view: (a) I believe that (i) each part of the Registration Statement at the time such part became effective complied, and the Registration Statement and the Prospectus at the date of the Distribution Agreement complied, as to form in all material respects with the requirements of the Act and the applicable instructions, rules and regulations of the Commission thereunder;
(ii) each document or portion thereof incorporated by reference in the Registration Statement complied as to form at the time of filing thereof with the Commission in all material respects with requirements of the Securities Exchange Act of 1934, as amended, together with the applicable instructions, rules and regulations of the Commission thereunder; and (b) I hereby advise you that nothing came to my attention which would lead me to believe (i) any part of the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) as of the date hereof the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other statistical, accounting or financial data included therein, as to which I am not called upon to express an opinion or belief or view). As used in this paragraph, the terms "Registration Statement" and "Prospectus" include the documents or portions thereof incorporated by reference therein.


                                      III-2